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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-57114 of BE Aerospace, Inc. on Form S-3 of our reports dated April 7, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended February 26, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Costa Mesa, California
April 20, 2001